Exhibit 3.4

Officers’ Certificate / Stock

CAT9 Holdings Limited

Certificate of Approval

Agreement of Merger

The undersigned certify that:

1. They are the president and the secretary, respectively, of CAT9 Holdings Limited, a Cayman Islands registered corporation.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is Common.

We further declare under penalty of perjury under the laws of the Cayman Islands that the matters set forth in this certificate are true and correct of our own knowledge.

Date: December 27, 2016

CAT9 Holdings Limited

/s/ Wenfa “Simon” Sun

(Signature of Director)

Wenfa “Simon” Sun, Director

/s/ Meihong “Sanya” Qian

(Signature of Director)

Meihong “Sanya” Qian Director

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 Officers’ Certificate / Stock

CAT9 GROUP Inc.

Certificate of Approval

Agreement of Merger

The undersigned certify that:

1. They are the president and the secretary, respectively, of CAT9 Group Inc., a Delaware corporation.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is Common.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date: December 27, 2016

CAT9 Group Inc.

/s/ Wenfa “Simon” Sun

(Signature of President)

Wenfa “Simon” Sun, President and CEO

/s/ Meihong “Sanya” Qian

(Signature of Chief Financial Officer and Secretary)

Meihong “Sanya” Qian, Chief Financial Officer and Secretary

Certificate of Ownership

CAT9 Group Inc.

The undersigned certify that:

1. They are the president and the secretary, respectively, of CAT9 Group Inc., a Delaware corporation.

2. This corporation owns 100% of the outstanding shares of CAT9 Holdings Limited, a Cayman Islands corporation.

3. The board of directors of this corporation duly adopted the following resolution: RESOLVED, that this corporation merge CAT9 Holdings Limited, its wholly-owned subsidiary corporation, into CAT9 Group Inc. whereby it assumes all the obligations of CAT9 Holdings Limited, pursuant to Cayman Islands law.

We further declare under penalty of perjury under the laws of the Cayman Islands that the matters set forth in this certificate are true and correct of our own knowledge.

Date: December 27, 2016

CAT9 Group Inc.

/s/ Wenfa “Simon” Sun

(Signature of President)

Wenfa “Simon” Sun, President and CEO

/s/ Meihong “Sanya” Qian

(Signature of Chief Financial Officer and Secretary)

Meihong “Sanya” Qian, Chief Financial Officer and Secretary

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